Exhibit 95

MINE SAFETY DISCLOSURE

We operate surface mines in the western United States to produce construction aggregates. The operation of our mines is subject to regulation by the Federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).

The chart below contains information regarding certain reportable and non-reportable mining safety and health citations or orders that MSHA issued during the year ended December 31, 2024 associated with our mining operations:

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
Alaska Portable #1(3)	50-01459	1	—	—	—	—	—	—	—	No	No	—	—	1
Alaska Portable #2	50-01534	—	—	—	—	—	—	—	—	No	No	—	—	—
Alaska Portable #3	50-01534	1	—	—	—	—	—	—	—	No	No	—	—	—
Arvin Pit	04-04360	—	—	—	—	—	—	—	—	No	No	—	—	—
B2413 - 20 Mile(1)	B2413	—	—	—	—	—	—	—	—	No	No	—	—	—
Bee Rock Quarry	04-04704	1	—	—	—	—	—	147	—	No	No	—	—	—
Big Rock	04-05946	3	—	—	—	—	—	568	—	No	No	—	—	—
Bishop	04-01869	1	—	—	—	—	—	147	—	No	No	—	—	—
Bradshaw	04-03107	4	—	—	—	—	—	294	—	No	No	—	—	—
Brookhaven Gravel Pit(2)	22-00700	—	—	—	—	—	—	—	—	No	No	—	—	—
Brunswick	26-02007	1	—	—	—	—	—	—	—	No	No	—	—	—
Bulldog	22-00813	2	—	—	—	—	—	—	—	No	No	—	—	—
Capay Plant Facility	04-05338	3	—	—	—	—	—	735	—	No	No	—	—	—
Circle T Ranch Pit	45-01882	—	—	—	—	—	—	—	—	No	No	—	—	—
Coalinga Pit	04-01879	2	2	—	—	—	1	294	—	No	No	—	—	—
Conrock	50-01282	—	—	—	—	—	—	—	—	No	No	—	—	—
Desoto	22-00068	3	1	—	—	—	—	441	—	No	No	—	—	—
D&B Sand and Gravel Pit(2)	22-00467	—	—	—	—	—	—	—	—	No	No	—	—	—

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
Felton Quarry	04-00107	1	—	—	—	—	—	—	—	No	No	—	—	—
Freeman Quarry	04-05448	2	—	—	—	—	—	441	—	No	No	—	—	—
Gardner Pit	04-01683	—	—	—	—	—	—	—	—	No	No	—	—	—
Handley Ranch Quarry	04-05629	2	—	—	—	—	—	588	—	No	No	—	—	—
Highway 175	04-05336	2	—	—	—	—	—	—	—	No	No	—	—	—
Indio	04-01854	1	—	—	—	—	—	588	—	No	No	—	—	—
Kerley Pit	02-03375	1	—	—	—	—	—	—	—	No	No	—	—	—
Lee Vining	04-05234	—	—	—	—	—	—	—	—	No	No	—	—	—
Littlerock	04-04926	—	—	—	—	—	—	—	—	No	No	—	—	—
Lockwood Quarry	26-02204	1	—	—	—	—	—	—	—	No	No	—	—	—
Love	22-00389	3	—	—	—	—	—	—	—	No	No	—	—	—
Lucas Pit	50-01819	2	—	—	—	—	—	—	—	No	No	—	—	—
Mission	45-03718	2	—	—	—	—	—	137	—	No	No	—	—	—
Promontory	42-02541	4	3	—	—	—	—	735	—	No	No	—	—	—
North Plant	40-01635	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Alaska - Fort Knox(1)	N50	1	—	—	—	—	—	—	—	No	No	—	—	—
N50 Nevada - Couer Rochester(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Utah - KUCC BMP(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Utah - East Waste Rock Project(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
N50 Utah - KUCC N50(1)	N50	2	—	—	—	—	—	—	—	No	No	—	—	—
N50 Washington Granite Falls(1)	N50	—	—	—	—	—	—	—	—	No	No	—	—	—
Perry	22-00763	1	1	—	—	—	—	147	—	No	No	—	—	—
PU3 Freeport McMoRan - Bagdad(1)	PU3	2	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Asarco(1)	PU3	3	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Chino(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne Capstone(1)	PU3	1	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne Chandler(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
PU3 - Layne Cortez(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne - FMI (1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne - Silver Bell(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Layne - Morenci(1)	PU3	2	—	—	—	—	—	147	—	No	No	—	—	—
PU3 - Safford(1)	PU3	2	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Tintric(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Trixie(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Tyrone(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
PU3 - Lonestar(1)	PU3	—	—	—	—	—	—	—	—	No	No	—	—	—
Solari	04-05947	1	—	—	—	—	—	—	—	No	No	—	—	—
Swan Pit(4)	02-02647	2	2	—	—	—	—	294	—	No	No	—	1	1
Tangerine Road Pit	02-00649	3	—	—	—	—	—	588	—	No	No	—	—	—
Tiger	22-00828	2	—	—	—	—	—	147	—	No	No	—	—	—
Utah Portable #4	42-01761	1	—	—	—	—	—	—	—	No	No	—	—	—
Vernalis	04-05783	1	—	—	—	—	—	—	—	No	No	—	—	—
Wade Sand Pit	26-02404	2	—	—	—	—	—	147	—	No	No	—	—	—
Washington Portable #1	45-03717	—	—	—	—	—	—	—	—	No	No	—	—	—
Washington Portable #2	45-03724	1	—	—	—	—	—	294	—	No	No	—	—	—
Walker Pit	42-01014	3	—	—	—	—	—	594	—	No	No	—	—	—
Wells Pit	42-02250	2	—	—	—	—	—	147	—	No	No	—	—	—
Whatcom Portable Mill	45-00975	1	—	—	—	—	—	—	—	No	No	—	—	—
Wolfe Pit	50-01816	1	—	—	—	—	—	—	—	No	No	—	—	—
Total		77	9	—	—	—	1	$7,620	—			—	1	2
(1) Denotes where we are working as an "independent contractor" at another operator's mine.
(2) Denotes mines acquired on August 9, 2024 in connection with the acquisition of Dickerson & Bowen, Inc. For these mines, the chart includes information for the period between the acquisition date and December 31, 2024.
(3) The resolved legal action for our Alaska Portable #1 plant was related to a contest of citations and orders referenced in Subpart B of 29 CFR Part 2700.
(4) The instituted and resolved legal action for our Swan Pit plant was related to a contest of citations and orders referenced in Subpart B of 29 CFR Part 2700.